As Filed with the Securities and Exchange Commission on February 26, 2009
Registration No. 333-135244

UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Post-Effective Amendment No. 2 to
Form S-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Weatherford International Ltd.
(Exact Name of Registrant as Specified in its Charter)

Bermuda
(State or Other Jurisdiction of Incorporation or Organization)
98-0371344
(IRS Employer Identification Number)

Weatherford International, Inc.	Weatherford International Ltd.
(Exact Names of Co-Registrants as Specified in Their Charters)

Delaware (State or Other Jurisdiction of Incorporation or Organization)	Switzerland (State or Other Jurisdiction of Incorporation or Organization)
33-0430755 (IRS Employer Identification Number)	98-0606750 (IRS Employer Identification Number)
Weatherford International Ltd.
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000
(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

Burt M. Martin
Weatherford International, Inc.
515 Post Oak Boulevard
Houston, Texas 77027
(713) 693-4000
(Name, Address, Including Zip Code, and Telephone Number, Including Area Code, of Agent for Service)

COPY TO:

W. Mark Young
Andrews Kurth LLP
600 Travis, Suite 4200
Houston, Texas 77002
Telephone: (713) 220-4323

Approximate Date of Commencement of Proposed Sale to the Public:  From time to time after the effective date of this registration statement, as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☐

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☑

If this form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional class of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☑	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐

DEREGISTRATION OF SECURITIES

This Post-Effective Amendment No. 2 (this “Post-Effective Amendment”) relates to the Registration Statement on Form S-3 (Registration No. 333-135244) of Weatherford International Ltd., a Bermuda exempted company (“Weatherford Bermuda”), Weatherford International, Inc., a Delaware corporation (“Weatherford Delaware”), and Weatherford International Ltd., a Swiss joint-stock corporation (“Weatherford Switzerland” and together with Weatherford Bermuda and Weatherford Delaware, the “Registrants”), which was filed with the Securities Exchange Commission (the “Commission”) on June 22, 2006 and amended by Post-Effective Amendment No. 1 thereto, which was filed with the Commission on January 5, 2009 (as so amended, the “Registration Statement”). The Registration Statement registered an indeterminate amount of common shares of Weatherford Bermuda, preference shares of Weatherford Bermuda, senior debt securities of Weatherford Bermuda, guarantees of Weatherford Delaware, guarantees of Weatherford Switzerland and warrants of Weatherford Bermuda (collectively, the “Registered Securities”). Pursuant to the Registration Statement, Weatherford Bermuda issued and sold to the public $500,000,000 aggregate principal amount of 5.15% Senior Notes due 2013, $500,000,000 aggregate principal amount of 6.00% Senior Notes due 2018, $600,000,000 aggregate principal amount of 6.50% Senior Notes due 2036, $500,000,000 aggregate principal amount of 7.00% Senior Notes due 2038, $1,000,000,000 aggregate principal amount of 9.625% Senior Notes due 2019 and $250,000,000 aggregate principal amount of 9.875% Senior Notes due 2039.

On February 26, 2009, Weatherford Bermuda and Weatherford Switzerland, completed a share exchange transaction effected by a scheme of arrangement under Bermuda law for the purpose of moving the executive offices of the Weatherford group from Bermuda to Switzerland. We collectively refer to the transaction effecting this change as the “redomestication.” As a result of the redomestication, Weatherford Bermuda is now a direct, wholly-owned subsidiary of Weatherford Switzerland, and immediately following the redomestication, each outstanding common share of Weatherford Bermuda automatically converted into a registered share of Weatherford Switzerland. In anticipation of the redomestication, the Registrants terminated all distributions of the Registered Securities pursuant to the Registration Statement.

In accordance with the undertakings of the Registrants in the Registration Statement, this Post-Effective Amendment is being filed to remove from registration all Registered Securities not heretofore distributed under the Registration Statement. The Registration Statement is hereby amended, as appropriate, to reflect the deregistration of such Registered Securities.

SIGNATURES

Weatherford International Ltd.
(a Bermuda exempted company)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-135244) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 26, 2009.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President, Chief Executive Officer,
Chairman of the Board and Director
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-135244) has been signed by the following persons in the capacities indicated below on February 26, 2009.

Signature	Title

/s/ Bernard J. Duroc-Danner Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)
* Andrew P. Becnel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Jessica Abarca	Vice President — Accounting and Chief Accounting Officer (Principal Accounting Officer)

* Nicholas F. Brady	Director

* David J. Butters	Director

* William E. Macaulay	Director

* Robert B. Millard	Director

* Robert K. Moses, Jr.	Director

* Robert A. Rayne	Director

* by Attorney-in-fact

/s/ Burt M. Martin
Burt M. Martin

Weatherford International, Inc.

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-135244) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 26, 2009.

WEATHERFORD INTERNATIONAL, INC.

By:	/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President and Chief Executive Officer
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-135244) has been signed by the following persons in the capacities indicated below on February 26, 2009.

Signature	Title

/s/ Bernard J. Duroc-Danner Bernard J. Duroc-Danner	President and Chief Executive Officer (Principal Executive Officer)

* Andrew P. Becnel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Jessica Abarca	Vice President — Accounting and Chief Accounting Officer (Principal Accounting Officer)

/s/ Burt M. Martin Burt M. Martin	Director

* by Attorney-in-fact

/s/ Burt M. Martin
Burt M. Martin

Weatherford International Ltd.
(a Swiss joint-stock corporation)

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-135244) and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on February 26, 2009.

WEATHERFORD INTERNATIONAL LTD.

By:	/s/ Bernard J. Duroc-Danner
Bernard J. Duroc-Danner
President
(Principal Executive Officer)

Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 2 to Registration Statement on Form S-3 (Registration No. 333-135244) has been signed by the following persons in the capacities indicated below on February 26, 2009.

Signature	Title

/s/ Bernard J. Duroc-Danner Bernard J. Duroc-Danner	President, Chief Executive Officer, Chairman of the Board and Director (Principal Executive Officer)
* Andrew P. Becnel	Senior Vice President and Chief Financial Officer (Principal Financial Officer)

* Jessica Abarca	Vice President — Accounting and Chief Accounting Officer (Principal Accounting Officer)

* Nicholas F. Brady	Director

* David J. Butters	Director

* William E. Macaulay	Director

* Robert B. Millard	Director

* Robert K. Moses, Jr.	Director

* Robert A. Rayne	Director

* by Attorney-in-fact

/s/ Burt M. Martin
Burt M. Martin